ZIONS BANCORPORATION
Press Release – Page 1
January 22, 2018

Zions Bancorporation One South Main Salt Lake City, UT 84133 January 22, 2018
www.zionsbancorporation.com
Fourth Quarter 2017 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation Reports: 4Q17 Net Earnings¹ of $114 million, diluted EPS of $0.54 compared with 3Q17 Net Earnings¹ of $152 million, diluted EPS of $0.72, and 4Q16 Net Earnings¹ of $125 million, diluted EPS of $0.60
2017 Annual Net Earnings¹ of $550 million, diluted EPS of $2.60, compared with 2016 Annual Net Earnings¹ of $411 million, diluted EPS of $1.99

FOURTH QUARTER RESULTS

$0.54	$114 million	3.45%	12.1%
Earnings per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

FOURTH QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $526 million, up 10%
	•	NIM was 3.45% compared with 3.37%

Operating Performance[2]	•	Pre-provision net revenue ("PPNR") was $257 million, up 21%
	•	Adjusted PPNR³ was $259 million, up 19%
	•	Noninterest expense was $417 million, compared with $404 million
	•	Adjusted noninterest expense³ was $415 million, compared with $395 million
	•	Efficiency ratio³ was 61.6%, compared with 64.5%

Loans and Credit Quality	•	Net loans and leases were $44.8 billion, compared with $42.6 billion
	•	Classified loans declined 28% and nonperforming assets declined 27%
	•	Provision for credit losses was $(12) million, compared with less than $1 million
	•	Annualized net charge-offs were 0.11% of average loans compared with 0.25%

Capital Returns	•	Return on average tangible common equity³ was 7.4%, compared with 8.4%
	•	Common stock repurchases of $115 million, 2.3 million shares, or 1.2% of shares outstanding as of September 30, 2017, during the quarter
	•	Common dividend increased to $0.16 per share from $0.08 per share

Notable Items	•	$47 million tax expense associated with the revaluation of deferred tax assets related to the Tax Cuts and Jobs Act
	•	$12 million contribution to a charitable foundation, also related to the Tax Cuts and Jobs Act

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “We are pleased with the results of both the quarter and the year. Fourth quarter earnings per share increased to $0.80, a 33% increase over the prior-year period, when adjusted for both the deferred tax asset revaluation and the larger charitable contribution expense, which were directly related to the passage of tax reform legislation. When adjusted for these items, the efficiency ratio improved materially to 59.8%, and the return on tangible common equity rose to 10.9%, up from 8.4% in the year-ago period.” Mr. Simmons continued, “We were pleased with loan growth over the year-ago period, which increased at a rate roughly double that of large domestic commercial banks. We’ve also seen strong improvement in credit quality, with classified loans and other measures of quality at their best levels in a number of years.”

Mr. Simmons concluded, “We are pleased to have achieved each of the financial goals we established in mid-2015, and we remain focused on building a culture of continuous improvement and operational excellence that will allow us to continue to produce profitable growth in the years ahead.”

OPERATING PERFORMANCE[3]

¹ Net Earnings is net earnings applicable to common shareholders.
² Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
³ For information on non-GAAP financial measures and why the Company presents these numbers, see pages 18-21. Included in these non-GAAP financial measures are the key metrics to which Zions announced it would hold itself accountable in its June 1, 2015 efficiency initiative, and to which executive compensation is tied.

- more -

ZIONS BANCORPORATION
Press Release – Page 2
January 22, 2018

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				4Q17 - 3Q17		4Q17 - 4Q16
(In millions)	4Q17	3Q17	4Q16	$	%	$	%
Interest and fees on loans	$477	$468	$438	$9	2%	$39	9%
Interest on money market investments	5	5	4	—	—	1	25
Interest on securities	80	84	59	(4)	(5)	21	36
Total interest income	562	557	501	5	1	61	12
Interest on deposits	17	15	13	2	13	4	31
Interest on short and long-term borrowings	19	20	8	(1)	(5)	11	138
Total interest expense	36	35	21	1	3	15	71
Net interest income	$526	$522	$480	$4	1	$46	10
				bps		bps
Net interest margin	3.45%	3.45%	3.37%	—		0.08
Net interest income increased to $526 million in the fourth quarter of 2017 from $480 million. The $46 million, or 10%, increase in net interest income was due to a $39 million increase in interest and fees on loans resulting from loan growth in commercial and consumer loans and increases in short-term interest rates, and a $21 million increase in interest on securities, resulting from a 3.4 billion, or 28%, increase in the size of the average investment securities portfolio. Interest expense increased $15 million primarily due to an increase in wholesale borrowings and a $4 million increase in interest on deposits.
The net interest margin remained at 3.45% in the fourth quarter of 2017 when compared with the third quarter of 2017. The rate paid on total average deposits and average wholesale borrowings increased by 1 basis point and 9 basis points, respectively. The rate earned on average available-for-sale securities decreased 8 basis points due to increased prepayments of Small Business Administration (“SBA”) backed securities. These changes were offset during the quarter by an increase in the average loan yield (3 basis points), primarily on commercial real estate loans (8 basis points) and commercial loans (4 basis points).

Noninterest Income
				4Q17 - 3Q17		4Q17 - 4Q16
(In millions)	4Q17	3Q17	4Q16	$	%	$	%
Service charges and fees on deposit accounts	$44	$42	$43	$2	5%	$1	2%
Other service charges, commissions and fees	56	55	52	1	2	4	8
Wealth management income	12	11	11	1	9	1	9
Loan sales and servicing income	6	6	6	—	—	—	—
Capital markets and foreign exchange	9	8	6	1	13	3	50
Customer-related fees	127	122	118	5	4	9	8
Dividends and other investment income	10	9	4	1	11	6	150
Securities gains (losses), net	—	5	(3)	(5)	(100)	3	100
Other	2	3	9	(1)	(33)	(7)	(78)
Total noninterest income	$139	$139	$128	$—	—	$11	9

- more -

ZIONS BANCORPORATION
Press Release – Page 3
January 22, 2018

Total noninterest income for the fourth quarter of 2017 increased by $11 million, or 9%, to $139 million from $128 million. The increase was driven by a $9 million increase in customer-related fees and a $6 million increase in dividends and other investment income as a result of increased market values of the Company’s Small Business Investment Company (“SBIC”) investments, partially offset by a $7 million decrease in other noninterest income primarily related to a decline in fair value and nonhedge derivative income resulting from fair value adjustments. The increase in customer-related fees was primarily due to increases in credit card fee income.

Noninterest Expense
				4Q17 - 3Q17		4Q17 - 4Q16
(In millions)	4Q17	3Q17	4Q16	$	%	$	%
Salaries and employee benefits	$254	$253	$241	$1	—%	$13	5%
Occupancy, net	29	35	32	(6)	(17)	(3)	(9)
Furniture, equipment and software, net	34	32	33	2	6	1	3
Other real estate expense, net	—	(1)	—	1	100	—	NM
Credit-related expense	6	7	7	(1)	(14)	(1)	(14)
Provision for unfunded lending commitments	(1)	(4)	3	3	75	(4)	(133)
Professional and legal services	12	14	17	(2)	(14)	(5)	(29)
Advertising	5	6	5	(1)	(17)	—	—
FDIC premiums	13	15	11	(2)	(13)	2	18
Amortization of core deposit and other intangibles	1	2	2	(1)	(50)	(1)	(50)
Other	64	54	53	10	19	11	21
Total noninterest expense	$417	$413	$404	$4	1	$13	3
Adjusted noninterest expense [1]	$415	$414	$395	$1	—%	$20	5%

[1]	For information on non-GAAP financial measures, see pages 18-21.
Noninterest expense for the fourth quarter of 2017 was $417 million and included a $12 million charitable contribution, which was largely attributable to the passing of the Tax Cut and Jobs Act (“the Act”). Excluding the effect of the contribution, noninterest expense was $405 million, which is generally stable when compared with the $404 million of noninterest expense in the same prior year period.
Salaries and employee benefits increased $13 million as a result of higher incentive compensation, increases in base salaries, and an increase in the Company’s profit sharing contribution to the 401(k) plan. The increase in other noninterest expense reflects the $12 million charitable contribution previously discussed. These increases were partially offset by a $5 million decline in professional and legal services primarily due to a decrease in consulting services, and a $4 million decline in the provision for unfunded lending commitments.
Adjusted noninterest expense for the fourth quarter of 2017 increased $20 million, or 5%, to $415 million compared with $395 million for the same prior year period. Adjusted noninterest expense for 2017 increased $61 million, or 4%, to $1.640 billion compared with $1.579 billion for 2016. Excluding the charitable contribution, the increase was $49 million, or 3%, which was consistent with the goal to hold adjusted noninterest expense growth to 2-3% for the full-year 2017.

- more -

ZIONS BANCORPORATION
Press Release – Page 4
January 22, 2018

Zions met its goal that was initially established in June 2015 to achieve an efficiency ratio in the low 60% range for 2017, with an efficiency ratio of 62.3%. We expect adjusted noninterest expense to increase slightly in 2018 compared with 2017, although we expect revenue to grow at a faster pace, and therefore, we expect additional improvement in the efficiency ratio in 2018. Longer term, we expect the efficiency ratio to be near 60% for the full year 2019. Incentive compensation will continue to be closely aligned with profitability improvement and income growth objectives. For information on non-GAAP financial measures, see pages 18-21.

Income Taxes
On December 22, 2017, the Tax Cuts and Jobs Act was signed into law. The Act makes significant changes to the U.S. Internal Revenue Code of 1986, including a decrease in the current corporate federal income tax rate to 21% from 35%, effective January 1, 2018. The estimated impact of the Act on the net deferred tax asset resulted in a non-cash charge of $47 million through income tax expense. Excluding the effects of stock-based compensation and state tax law changes, Zions expects its 2018 statutory and effective tax rates to both be in the 24%-25% range.
BALANCE SHEET ANALYSIS

Asset Quality
				4Q17 - 3Q17		4Q17 - 4Q16
(In millions)	4Q17	3Q17	4Q16	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	0.93%	1.06%	1.34%	(13)		(41)
Annualized ratio of net loan and lease charge-offs to average loans	0.11%	0.07%	0.25%	4		(14)
Ratio of total allowance for credit losses to loans and leases outstanding	1.29%	1.36%	1.48%	(7)		(19)
				$	%	$	%
Classified loans	$1,133	$1,248	$1,577	$(115)	(9)%	$(444)	(28)%
Nonperforming assets	418	468	573	(50)	(11)%	(155)	(27)%
Net loan and lease charge-offs	12	8	27	4	50%	(15)	(56)%
Provision for credit losses	(12)	1	—	(13)	NM	(12)	NM
Asset quality improved for the entire loan portfolio when compared with the prior quarter and the same prior year period, primarily due to improvements in the oil and gas-related portfolio, highlighted by decreases in classified and nonperforming assets. Classified loans and nonperforming assets for the oil and gas-related portfolio decreased $327 million and $143 million, respectively, from the fourth quarter of 2016.
The Company recorded a $(12) million provision for credit losses during the fourth quarter of 2017, compared with $1 million during the third quarter of 2017 and less than $1 million for the fourth quarter of 2016. The $(12) million provision is primarily the result of improving credit quality in the oil and gas-related portfolio and a partial release of the reserve taken for Hurricane Harvey in the third quarter of 2017. The allowance for credit losses was $576 million at December 31, 2017, compared with $632 million at December 31, 2016, or 1.29% and 1.48% of loans and leases, respectively.

- more -

ZIONS BANCORPORATION
Press Release – Page 5
January 22, 2018

Loans and Leases
				4Q17 - 3Q17		4Q17 - 4Q16
(In millions)	4Q17	3Q17	4Q16	$	%	$	%
Loans held for sale	$44	$71	$172	$(27)	(38)%	$(128)	(74)
Loans and leases:
Commercial	22,926	22,539	21,615	387	2	1,311	6
Commercial real estate	11,124	11,114	11,341	10	—	(217)	(2)
Consumer	10,730	10,503	9,693	227	2	1,037	11
Loans and leases, net of unearned income and fees	44,780	44,156	42,649	624	1	2,131	5
Less allowance for loan losses	518	541	567	(23)	(4)	(49)	(9)
Loans held for investment, net of allowance	$44,262	$43,615	$42,082	$647	1	$2,180	5
Loans and leases, net of unearned income and fees, increased $2.1 billion, or 5%, to $44.8 billion at December 31, 2017 from $42.6 billion at December 31, 2016, predominantly in commercial and industrial loans and 1-4 family residential loans. Commercial real estate loans declined slightly from the prior year, primarily due to payoffs and moderate originations because of active management of credit risk concentrations. Unfunded lending commitments increased to $20.5 billion at December 31, 2017, compared with $19.3 billion at December 31, 2016.

Deposits
				4Q17 - 3Q17		4Q17 - 4Q16
(In millions)	4Q17	3Q17	4Q16	$	%	$	%
Noninterest-bearing demand	$23,886	$24,011	$24,115	$(125)	(1)%	$(229)	(1)%
Interest-bearing:
Savings and money market	25,620	25,179	26,364	441	2	(744)	(3)
Time	3,115	2,909	2,757	206	7	358	13
Total deposits	$52,621	$52,099	$53,236	$522	1	$(615)	(1)
Total deposits decreased by $0.6 billion, or 1%, from $53.2 billion at December 31, 2016. Average total deposits increased slightly to $52.3 billion for the fourth quarter of 2017 compared with $52.2 billion for the fourth quarter of 2016. Average noninterest bearing deposits increased to $24.0 billion for the fourth quarter of 2017, compared with $23.6 billion for the fourth quarter of 2016, and were 46% of average total deposits compared with 45% for the same prior year period.

Shareholders’ Equity
				4Q17 - 3Q17		4Q17 - 4Q16
(In millions)	4Q17	3Q17	4Q16	$	%	$	%
Shareholders’ equity:
Preferred Stock	$566	$566	$710	$—	—%	$(144)	(20)%
Common Stock	4,445	4,552	4,725	(107)	(2)	(280)	(6)
Retained earnings	2,782	2,700	2,321	82	3	461	20
Accumulated other comprehensive income (loss)	(114)	(57)	(122)	(57)	(100)	8	7
Total shareholders' equity	$7,679	$7,761	$7,634	$(82)	(1)	$45	1
During the fourth quarter of 2017, the Company increased its common stock dividend to $0.16 cents per share from $0.12 cents per share in third quarter of 2017. Common stock repurchases during the current quarter totaled $115

- more -

ZIONS BANCORPORATION
Press Release – Page 6
January 22, 2018

million, or 2.3 million shares, which is equivalent to 1.2% of common stock as of September 30, 2017, at an average price of $49.57 per share. The Company has repurchased $320 million, or 7.0 million shares, of common stock during the last four quarters at an average price of $45.66 per share. The Company has $235 million of buyback capacity remaining in its 2017 capital plan, which spans the timeframe of July 2017 to June 2018. Weighted average diluted shares increased by 4.2 million compared with the fourth quarter of 2016, as repurchased shares were more than offset by the dilutive impact of warrants that have been outstanding since 2008 (“TARP” warrants - NASDAQ: ZIONZ) and 2010 (NASDAQ: ZIONW) and employee grants.
Preferred stock decreased by $144 million from December 31, 2016 to December 31, 2017 as a result of the Company redeeming all outstanding shares of its 7.90% Series F Non-Cumulative Perpetual Preferred Stock during the second quarter of 2017. Preferred dividends are expected to be $7.5 million for the first and third quarters of 2018 and $9.6 million for the second and fourth quarters of 2018.
Tangible book value per common share increased to $30.87 at December 31, 2017, compared with $29.06. The estimated Basel III common equity tier 1 (“CET1”) capital ratio was 12.1% at December 31, 2017 compared with 12.1%. Basel III capital ratios are based on the applicable phase-in periods; however, the fully phased-in ratio is not substantially different. For information on non-GAAP financial measures, see pages 18-21.

- more -

ZIONS BANCORPORATION
Press Release – Page 7
January 22, 2018

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 22, 2018). Media representatives, analysts, investors, and the public are invited to join this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 5750193, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
2018 Investor Day
On March 1, 2018, Zions expects to host an investor day, including presentations from various members of Zions Bancorporation and affiliate managers. The event is expected to begin at 8:00 a.m. MST. Please contact Zions’ investor relations for further details by emailing investor@zionsbancorp.com or calling 801-844-7637, extension 2.
About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies with total assets exceeding $65 billion. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in the earnings release that are based on other than historical information or that express Zions Bancorporation’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect, among other things, our current expectations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results, the potential timing or consummation of the proposed transaction described in the presentation and receipt of regulatory approvals or determinations, or the anticipated benefits thereof, including, without limitation, future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the presentation. Important risk factors that may cause such material

- more -

ZIONS BANCORPORATION
Press Release – Page 8
January 22, 2018

differences include, but are not limited to, the actual amount and duration of declines in the price of oil and gas; Zions’ ability to meet efficiency and noninterest expense goals; the rate of change of interest sensitive assets and liabilities relative to changes in benchmark interest rates; risks and uncertainties related to the ability to obtain shareholder and regulatory approvals or determinations, or the possibility that such approvals or determinations may be delayed; the imposition by regulators of conditions or requirements that are not favorable to Zions; the ability of Zions Bancorporation to achieve anticipated benefits from the consolidation and regulatory determinations; and legislative, regulatory and economic developments that may diminish or eliminate the anticipated benefits of the consolidation. These risks, as well as other factors, are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/), and other risks associated with the proposed transaction will be more fully discussed in the proxy statement that will be filed with the Securities and Exchange Commission in connection with the proposed transaction.
Except as required by law, Zions Bancorporation specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

- more -

ZIONS BANCORPORATION
Press Release – Page 9
January 22, 2018

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
BALANCE SHEET [1]
Loans held for investment, net of allowance	$44,262	$43,615	$43,139	$42,198	$42,082
Total assets	66,288	65,564	65,446	65,463	63,239
Deposits	52,621	52,099	52,378	53,475	53,236
Total shareholders’ equity	7,679	7,761	7,749	7,730	7,634
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$114	$152	$154	$129	$125
Net interest income	526	522	528	489	480
Taxable-equivalent net interest income [2]	535	531	537	497	488
Total noninterest income	139	139	132	132	128
Total noninterest expense	417	413	405	414	404
Adjusted pre-provision net revenue [2]	259	251	268	213	217
Provision for loan losses	(11)	5	7	23	(3)
Provision for unfunded lending commitments	(1)	(4)	3	(5)	3
Provision for credit losses	(12)	1	10	18	—
PER COMMON SHARE
Net earnings per diluted common share	$0.54	$0.72	$0.73	$0.61	$0.60
Dividends	0.16	0.12	0.08	0.08	0.08
Book value per common share [1]	36.01	36.03	35.54	34.65	34.09
Tangible book value per common share [1,2]	30.87	30.93	30.50	29.61	29.06
SELECTED RATIOS AND OTHER DATA
Return on average assets	0.74%	0.97%	1.03%	0.88%	0.88%
Return on average common equity	6.3%	8.3%	8.6%	7.5%	7.1%
Tangible return on average tangible common equity [2]	7.4%	9.8%	10.2%	8.8%	8.4%
Net interest margin	3.45%	3.45%	3.52%	3.38%	3.37%
Cost of total deposits, annualized	0.13%	0.12%	0.11%	0.10%	0.10%
Efficiency ratio [2]	61.6%	62.3%	59.8%	65.9%	64.5%
Effective tax rate	52.5%	34.2%	32.3%	24.5%	33.8%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.93%	1.06%	1.12%	1.37%	1.34%
Annualized ratio of net loan and lease charge-offs to average loans	0.11%	0.07%	0.06%	0.43%	0.25%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.29%	1.36%	1.39%	1.41%	1.48%
Full-time equivalent employees	10,083	10,041	10,074	10,004	10,057
CAPITAL RATIOS [1]
Tangible common equity ratio	9.34%	9.57%	9.57%	9.31%	9.49%
Basel III: [3]
Common equity tier 1 capital	12.1%	12.2%	12.3%	12.2%	12.1%
Tier 1 leverage	10.5%	10.6%	10.5%	10.8%	11.1%
Tier 1 risk-based capital	13.2%	13.3%	13.4%	13.6%	13.5%
Total risk-based capital	14.8%	15.0%	15.1%	15.3%	15.2%
Risk-weighted assets	$51,457	$51,043	$50,575	$50,016	$49,937
Weighted average common and common-equivalent shares outstanding (in thousands)	209,681	209,106	208,183	210,405	205,446
Common shares outstanding (in thousands) [1]	197,532	199,712	202,131	202,595	203,085

[1]	At period end.

[2]	For information on non-GAAP financial measures, see pages 18-21.

[3]	Basel III capital ratios became effective January 1, 2015 and are based on the applicable phase-in periods. Current period ratios and amounts represent estimates.

- more -

ZIONS BANCORPORATION
Press Release – Page 10
January 22, 2018

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$548	$541	$481	$566	$737
Money market investments:
Interest-bearing deposits	782	765	1,167	1,761	1,411
Federal funds sold and security resell agreements	514	467	427	363	568
Investment securities:
Held-to-maturity, at amortized cost (approximate fair value $762, $743, $774, $803 and $850)	770	746	775	815	868
Available-for-sale, at fair value	15,161	15,242	15,341	15,606	13,372
Trading account, at fair value	148	56	61	40	115
Total investment securities	16,079	16,044	16,177	16,461	14,355
Loans held for sale	44	71	53	128	172
Loans and leases, net of unearned income and fees	44,780	44,156	43,683	42,742	42,649
Less allowance for loan losses	518	541	544	544	567
Loans held for investment, net of allowance	44,262	43,615	43,139	42,198	42,082
Other noninterest-bearing investments	1,029	1,008	1,012	973	884
Premises, equipment and software, net	1,094	1,083	1,069	1,047	1,020
Goodwill	1,014	1,014	1,014	1,014	1,014
Core deposit and other intangibles	2	3	5	7	8
Other real estate owned	4	3	4	3	4
Other assets	916	950	898	942	984
Total assets	$66,288	$65,564	$65,446	$65,463	$63,239
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$23,886	$24,011	$24,172	$24,410	$24,115
Interest-bearing:
Savings and money market	25,620	25,179	25,165	26,071	26,364
Time	3,115	2,909	3,041	2,994	2,757
Foreign	—	—	—	—	—
Total deposits	52,621	52,099	52,378	53,475	53,236
Federal funds and other short-term borrowings	4,976	4,624	4,342	3,137	827
Long-term debt	383	383	383	383	535
Reserve for unfunded lending commitments	58	59	63	60	65
Other liabilities	571	638	531	678	942
Total liabilities	58,609	57,803	57,697	57,733	55,605
Shareholders’ equity:
Preferred stock, without par value, authorized 4,400 shares	566	566	566	710	710
Common stock, without par value; authorized 350,000 shares; issued and outstanding 197,532, 199,712, 202,131, 202,595, and 203,085 shares	4,445	4,552	4,660	4,696	4,725
Retained earnings	2,782	2,700	2,572	2,435	2,321
Accumulated other comprehensive income (loss)	(114)	(57)	(49)	(111)	(122)
Total shareholders’ equity	7,679	7,761	7,749	7,730	7,634
Total liabilities and shareholders’ equity	$66,288	$65,564	$65,446	$65,463	$63,239

- more -

ZIONS BANCORPORATION
Press Release – Page 11
January 22, 2018

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In millions, except share and per share amounts)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Interest income:
Interest and fees on loans	$477	$468	$469	$433	$438
Interest on money market investments	5	5	5	4	4
Interest on securities	80	84	84	78	59
Total interest income	562	557	558	515	501
Interest expense:
Interest on deposits	17	15	14	13	13
Interest on short- and long-term borrowings	19	20	16	13	8
Total interest expense	36	35	30	26	21
Net interest income	526	522	528	489	480
Provision for loan losses	(11)	5	7	23	(3)
Net interest income after provision for loan losses	537	517	521	466	483
Noninterest income:
Service charges and fees on deposit accounts	44	42	43	42	43
Other service charges, commissions and fees	56	55	56	49	52
Wealth management income	12	11	10	10	11
Loan sales and servicing income	6	6	6	7	6
Capital markets and foreign exchange	9	8	6	7	6
Customer-related fees	127	122	121	115	118
Dividends and other investment income	10	9	10	12	4
Securities gains (losses), net	—	5	2	5	(3)
Other	2	3	(1)	—	9
Total noninterest income	139	139	132	132	128
Noninterest expense:
Salaries and employee benefits	254	253	242	262	241
Occupancy, net	29	35	32	33	32
Furniture, equipment and software, net	34	32	32	32	33
Other real estate expense, net	—	(1)	—	—	—
Credit-related expense	6	7	8	8	7
Provision for unfunded lending commitments	(1)	(4)	3	(5)	3
Professional and legal services	12	14	13	14	17
Advertising	5	6	6	5	5
FDIC premiums	13	15	13	12	11
Amortization of core deposit and other intangibles	1	2	2	2	2
Other	64	54	54	51	53
Total noninterest expense	417	413	405	414	404
Income before income taxes	259	243	248	184	207
Income taxes	136	83	80	45	70
Net income	123	160	168	139	137
Preferred stock dividends	(9)	(8)	(12)	(10)	(12)
Preferred stock redemption	—	—	(2)	—	—
Net earnings applicable to common shareholders	$114	$152	$154	$129	$125

Weighted average common shares outstanding during the period:
Basic shares (in thousands)	198,648	200,332	201,822	202,347	202,886
Diluted shares (in thousands)	209,681	209,106	208,183	210,405	205,446
Net earnings per common share:
Basic	$0.57	$0.75	$0.76	$0.63	$0.61
Diluted	0.54	0.72	0.73	0.61	0.60

- more -

ZIONS BANCORPORATION
Press Release – Page 12
January 22, 2018

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(In millions, except share and per share amounts)	2017	2016	2015
	(Unaudited)
Interest income:
Interest and fees on loans	$1,847	$1,729	$1,686
Interest on money market investments	19	21	23
Interest on securities	326	204	124
Total interest income	2,192	1,954	1,833
Interest expense:
Interest on deposits	59	49	49
Interest on short- and long-term borrowings	68	38	69
Total interest expense	127	87	118
Net interest income	2,065	1,867	1,715
Provision for loan losses	24	93	40
Net interest income after provision for loan losses	2,041	1,774	1,675
Noninterest income:
Service charges and fees on deposit accounts	171	171	168
Other service charges, commissions and fees	217	208	187
Wealth management income	42	37	31
Loan sales and servicing income	25	35	31
Capital markets and foreign exchange	30	22	26
Customer-related fees	485	473	443
Dividends and other investment income	40	24	30
Securities gains (losses), net	14	7	(127)
Other	5	12	11
Total noninterest income	544	516	357
Noninterest expense:
Salaries and employee benefits	1,011	983	973
Occupancy, net	129	125	120
Furniture, equipment and software, net	130	125	123
Other real estate expense, net	(1)	(2)	(1)
Credit-related expense	29	26	29
Provision for unfunded lending commitments	(7)	(10)	(6)
Professional and legal services	54	55	50
Advertising	22	22	25
FDIC premiums	53	40	34
Amortization of core deposit and other intangibles	6	8	9
Other	223	213	225
Total noninterest expense	1,649	1,585	1,581
Income before income taxes	936	705	451
Income taxes	344	236	142
Net income	592	469	309
Preferred stock dividends	(40)	(48)	(62)
Preferred stock redemption	(2)	(10)	—
Net earnings applicable to common shareholders	$550	$411	$247
Weighted average common shares outstanding during the year:
Basic shares	200,776	203,855	203,265
Diluted shares	209,653	204,269	203,698
Net earnings per common share:
Basic	$2.71	$2.00	$1.20
Diluted	2.60	1.99	1.20

- more -

ZIONS BANCORPORATION
Press Release – Page 13
January 22, 2018

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Commercial:
Commercial and industrial	$14,003	$14,041	$13,850	$13,368	$13,452
Leasing	364	343	387	404	423
Owner occupied	7,288	7,082	7,095	6,973	6,962
Municipal	1,271	1,073	871	811	778
Total commercial	22,926	22,539	22,203	21,556	21,615
Commercial real estate:
Construction and land development	2,021	2,170	2,186	2,123	2,019
Term	9,103	8,944	9,012	9,083	9,322
Total commercial real estate	11,124	11,114	11,198	11,206	11,341
Consumer:
Home equity credit line	2,777	2,745	2,697	2,638	2,645
1-4 family residential	6,662	6,522	6,359	6,185	5,891
Construction and other consumer real estate	597	558	560	517	486
Bankcard and other revolving plans	509	490	478	459	481
Other	185	188	188	181	190
Total consumer	10,730	10,503	10,282	9,980	9,693
Loans and leases, net of unearned income and fees	$44,780	$44,156	$43,683	$42,742	$42,649

Nonperforming Assets
(Unaudited)

(In millions)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Nonaccrual loans[1]	$414	$465	$486	$585	$569
Other real estate owned	4	3	4	3	4
Total nonperforming assets	$418	$468	$490	$588	$573
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.93%	1.06%	1.12%	1.37%	1.34%
Accruing loans past due 90 days or more	$22	$30	$19	$30	$36
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.05%	0.07%	0.04%	0.07%	0.08%
Nonaccrual loans and accruing loans past due 90 days or more	$436	$495	$505	$615	$605
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.97%	1.12%	1.15%	1.43%	1.41%
Accruing loans past due 30-89 days	$120	$99	$98	$137	$126
Restructured loans included in nonaccrual loans	87	115	137	131	100
Restructured loans on accrual	139	133	167	167	151
Classified loans	1,133	1,248	1,317	1,464	1,577
1 Includes loans held for sale.

- more -

ZIONS BANCORPORATION
Press Release – Page 14
January 22, 2018

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Allowance for Loan Losses
Balance at beginning of period	$541	$544	$544	$567	$597
Additions:
Provision for losses	(11)	5	7	23	(3)
Deductions:
Gross loan and lease charge-offs	(27)	(25)	(35)	(57)	(38)
Recoveries	15	17	28	11	11
Net loan and lease charge-offs	(12)	(8)	(7)	(46)	(27)
Balance at end of period	$518	$541	$544	$544	$567
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.16%	1.23%	1.25%	1.27%	1.33%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	129%	120%	115%	99%	107%
Annualized ratio of net loan and lease charge-offs to average loans	0.11%	0.07%	0.06%	0.43%	0.25%
Reserve for Unfunded Lending Commitments
Balance at beginning of period	$59	$63	$60	$65	$62
Provision charged (credited) to earnings	(1)	(4)	3	(5)	3
Balance at end of period	$58	$59	$63	$60	$65
Total Allowance for Credit Losses
Allowance for loan losses	$518	$541	$544	$544	$567
Reserve for unfunded lending commitments	58	59	63	60	65
Total allowance for credit losses	$576	$600	$607	$604	$632
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.29%	1.36%	1.39%	1.41%	1.48%
1 Does not include loans held for sale.

- more -

ZIONS BANCORPORATION
Press Release – Page 15
January 22, 2018

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016

Loans held for sale	$12	$13	$12	$34	$40
Commercial:
Commercial and industrial	$195	$257	$278	$358	$354
Leasing	8	8	10	13	14
Owner occupied	90	85	86	89	74
Municipal	1	1	1	1	1
Total commercial	294	351	375	461	443
Commercial real estate:
Construction and land development	4	6	6	7	7
Term	36	41	37	38	29
Total commercial real estate	40	47	43	45	36
Consumer:
Home equity credit line	13	11	11	9	11
1-4 family residential	55	40	43	35	36
Construction and other consumer real estate	—	1	1	1	2
Bankcard and other revolving plans	—	1	—	—	1
Other	—	1	1	—	—
Total consumer	68	54	56	45	50
Total nonaccrual loans	$414	$465	$486	$585	$569

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Commercial:
Commercial and industrial	$10	$4	$11	$45	$25
Leasing	—	—	—	—	—
Owner occupied	—	—	2	1	(1)
Municipal	—	—	—	—	—
Total commercial	10	4	13	46	24
Commercial real estate:
Construction and land development	—	—	(8)	(2)	—
Term	1	2	—	1	1
Total commercial real estate	1	2	(8)	(1)	1
Consumer:
Home equity credit line	—	—	1	(1)	—
1-4 family residential	(1)	1	—	(1)	—
Construction and other consumer real estate	(1)	—	—	—	—
Bankcard and other revolving plans	2	—	1	3	2
Other	1	1	—	—	—
Total consumer loans	1	2	2	1	2
Total net charge-offs	$12	$8	$7	$46	$27

- more -

ZIONS BANCORPORATION
Press Release – Page 16
January 22, 2018

Oil and Gas Related Exposure 1
(Unaudited)

	December 31, 2017	September 30, 2017	December 31, 2016	4Q17 - 3Q17		4Q17 - 4Q16
(In millions)				$	%	$	%
Loans and leases
Upstream – exploration and production	$730	$784	$733	$(54)	(7)%	$(3)	—%
Midstream – marketing and transportation	617	601	598	16	3	19	3
Downstream – refining	123	100	137	23	23	(14)	(10)
Other non-services	34	40	38	(6)	(15)	(4)	(11)
Oilfield services	367	412	500	(45)	(11)	(133)	(27)
Oil and gas service manufacturing	102	109	152	(7)	(6)	(50)	(33)
Total loan and lease balances [2]	1,973	2,046	2,158	(73)	(4)	(185)	(9)
Unfunded lending commitments	1,908	1,799	1,722	109	6	186	11
Total oil and gas credit exposure	$3,881	$3,845	$3,880	$36	1	$1	—
Private equity investments	$3	$4	$7	$(1)	(25)	$(4)	(57)
Credit quality measures [2]
Criticized loan ratio	25.1%	29.8%	37.8%
Classified loan ratio	17.9%	24.0%	31.6%
Nonaccrual loan ratio	7.7%	10.2%	13.6%
Ratio of nonaccrual loans that are current	88.1%	67.9%	86.1%
Net charge-off ratio, annualized [3]	—%	1.2%	3.0%

[1]
Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide.

2 Total loan and lease balances and the credit quality measures do not include oil and gas loans held for sale at period end.

[3]	Calculated as the ratio of annualized net charge-offs to the beginning loan balances for each respective period.

- more -

ZIONS BANCORPORATION
Press Release – Page 17
January 22, 2018

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	December 31, 2017		September 30, 2017		December 31, 2016
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,363	1.50%	$1,246	1.44%	$2,367	0.71%
Securities:
Held-to-maturity	719	3.99%	750	3.96%	762	4.16%
Available-for-sale	15,008	2.04%	15,197	2.12%	11,501	1.92%
Trading account	72	4.11%	43	3.73%	120	4.12%
Total securities	15,799	2.14%	15,990	2.21%	12,383	2.08%
Loans held for sale	64	4.16%	52	4.29%	162	2.79%
Loans held for investment [2]:
Commercial	22,698	4.40%	22,261	4.36%	21,618	4.29%
Commercial real estate	11,070	4.54%	11,192	4.46%	11,463	4.32%
Consumer	10,574	3.84%	10,379	3.86%	9,558	3.80%
Total loans held for investment	44,342	4.30%	43,832	4.27%	42,639	4.19%
Total interest-earning assets	61,568	3.69%	61,120	3.67%	57,551	3.59%
Cash and due from banks	613		767		894
Allowance for loan losses	(539)		(540)		(589)
Goodwill	1,014		1,014		1,014
Core deposit and other intangibles	3		4		10
Other assets	3,038		2,974		2,866
Total assets	$65,697		$65,339		$61,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$25,272	0.17%	$25,190	0.16%	$25,873	0.15%
Time	3,023	0.81%	2,933	0.70%	2,638	0.55%
Foreign	—		—		21	0.31%
Total interest-bearing deposits	28,295	0.23%	28,123	0.21%	28,532	0.18%
Borrowed funds:
Federal funds and other short-term borrowings	4,527	1.26%	4,609	1.17%	665	0.37%
Long-term debt	383	5.71%	383	5.71%	537	5.82%
Total borrowed funds	4,910	1.60%	4,992	1.52%	1,202	2.80%
Total interest-bearing liabilities	33,205	0.44%	33,115	0.41%	29,734	0.29%
Noninterest-bearing deposits	24,038		23,798		23,648
Other liabilities	668		630		656
Total liabilities	57,911		57,543		54,038
Shareholders’ equity:
Preferred equity	566		566		710
Common equity	7,220		7,230		6,998
Total shareholders’ equity	7,786		7,796		7,708
Total liabilities and shareholders’ equity	$65,697		$65,339		$61,746

Spread on average interest-bearing funds		3.25%		3.26%		3.30%
Net yield on interest-earning assets		3.45%		3.45%		3.37%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

- more -

ZIONS BANCORPORATION
Press Release – Page 18
January 22, 2018

GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. The Company considers these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by management to assess the performance and financial position of the Company and for presentations of Company performance to investors. The Company further believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are the non-GAAP financial measures presented in this press release and a discussion of why management uses these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that management believes provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.
Return on Average Tangible Common Equity – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” Return on average tangible common equity is a non-GAAP financial measure that management believes provides useful information about the Company’s use of shareholders’ equity. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” and “adjusted pre-provision net revenue (“PPNR”).” The methodology of determining the efficiency ratio may differ among companies. Management makes adjustments to exclude certain items as identified in the subsequent schedules which it believes allows for more consistent comparability among periods. Management believes the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well the Company is managing its expenses, and adjusted PPNR enables management and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The efficiency ratio and adjusted noninterest expense are the key metrics to which the Company announced it would hold itself accountable in its June 1, 2015 efficiency initiative, and to which executive compensation is tied.

- more -

ZIONS BANCORPORATION
Press Release – Page 19
January 22, 2018

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In millions, except shares and per share amounts)		December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,679	$7,761	$7,749	$7,730	$7,634
Preferred stock		(566)	(566)	(566)	(710)	(710)
Goodwill		(1,014)	(1,014)	(1,014)	(1,014)	(1,014)
Core deposit and other intangibles		(2)	(3)	(5)	(7)	(8)
Tangible common equity (non-GAAP)	(a)	$6,097	$6,178	$6,164	$5,999	$5,902
Common shares outstanding (in thousands)	(b)	197,532	199,712	202,131	202,595	203,085
Tangible book value per common share (non-GAAP)	(a/b)	$30.87	$30.93	$30.50	$29.61	$29.06

		Three Months Ended
(Dollar amounts in millions)		December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$114	$152	$154	$129	$125
Adjustments, net of tax:
Amortization of core deposit and other intangibles		1	1	1	1	1
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$115	$153	$155	$130	$126
Average common equity (GAAP)		$7,220	$7,230	$7,143	$6,996	$6,998
Average goodwill		(1,014)	(1,014)	(1,014)	(1,014)	(1,014)
Average core deposit and other intangibles		(3)	(4)	(6)	(8)	(10)
Average tangible common equity (non-GAAP)	(b)	$6,203	$6,212	$6,123	$5,974	$5,974
Number of days in quarter	(c)	92	92	91	90	92
Number of days in year	(d)	365	365	365	365	366
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	7.4%	9.8%	10.2%	8.8%	8.4%

- more -

ZIONS BANCORPORATION
Press Release – Page 20
January 22, 2018

GAAP to Non-GAAP Reconciliations
(Unaudited)

		Three Months Ended
(In millions)		December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$417	$413	$405	$414	$404
Adjustments:
Severance costs		1	1	—	5	1
Other real estate expense		—	(1)	—	—	—
Provision for unfunded lending commitments		(1)	(4)	3	(5)	3
Amortization of core deposit and other intangibles		1	2	2	2	2
Restructuring costs [1]		1	1	1	1	3
Total adjustments	(b)	2	(1)	6	3	9
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$415	$414	$399	$411	$395
Net interest income (GAAP)	(d)	$526	$522	$528	$489	$480
Fully taxable-equivalent adjustments	(e)	9	9	9	8	8
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	535	531	537	497	488
Noninterest income (GAAP)	(g)	139	139	132	132	128
Combined income (non-GAAP)	(f+g)=(h)	674	670	669	629	616
Adjustments:
Fair value and nonhedge derivative income		—	—	—	—	7
Securities gains (losses), net		—	5	2	5	(3)
Total adjustments	(i)	—	5	2	5	4
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$674	$665	$667	$624	$612
Pre-provision net revenue (PPNR)	(h)-(a)	$257	$257	$264	$215	$212
Adjusted PPNR (non-GAAP)	(j-c)	259	251	268	213	217
Efficiency ratio (non-GAAP)	(c/j)	61.6%	62.3%	59.8%	65.9%	64.5%
1 The restructuring costs in the fourth quarter of 2016 are primarily related to the termination of the Zions Direct auction platform and changes to create a simplified lending approach for our business banking customers.

- more -

ZIONS BANCORPORATION
Press Release – Page 21
January 22, 2018

GAAP to Non-GAAP Reconciliations
(Unaudited)

		Twelve Months Ended
(In millions)		December 31, 2017		December 31, 2016
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$1,649		$1,585
Adjustments:
Severance costs		7	7	5
Other real estate expense		(1)		(2)
Provision for unfunded lending commitments		(7)		(10)
Amortization of core deposit and other intangibles		6	4	8
Restructuring costs		4	2	5
Total adjustments	(b)	9		6
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,640		$1,579
Net interest income (GAAP)	(d)	$2,065		$1,867
Fully taxable-equivalent adjustments	(e)	35		25
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	2,100		1,892
Noninterest income (GAAP)	(g)	544		516
Combined income (non-GAAP)	(f+g)=(h)	2,644		2,408
Adjustments:
Fair value and nonhedge derivative income (loss)		(2)		2
Securities gains, net		14		7
Total adjustments	(i)	12		9
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$2,632		$2,399
Pre-provision net revenue (PPNR)	(h)-(a)	$995		$823
Adjusted PPNR (non-GAAP)	(j-c)	992		820
Efficiency ratio (non-GAAP)	(c/j)	62.3%		65.8%

# # #